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                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549



                                      FORM 8-K



                                   CURRENT REPORT


                      Pursuant to Section 13 or 15 (d) of the
                          Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): FEBRUARY 20, 1998


                              PRIME GROUP REALTY TRUST
               (Exact name of Registrant as specified in its Charter)




    MARYLAND                            1-13589               36-4173047
(State or other jurisdiction of     (Commission File       (I.R.S. Employer
incorporation or organization)          Number)           Identification No.)


77 West Wacker Drive, Suite 3900, Chicago, Illinois            60601
     (Address of principal executive offices)                (Zip Code)

                                   (312) 917-1300
                (Registrant's telephone number, including area code)

                                        N/A
                          (Former name or former address,
                           if changed since last report)







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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On February 20, 1998, the Company acquired the office property known as Commerce Point Business Park ("Commerce Point"), which consists of two four-story office buildings and one single story service/technology building, containing a total of 236,642 square feet of rentable space (approximately 98% leased), located in Arlington Heights, Illinois. The property was purchased from a third party for approximately $28.4 million.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements Under Rule 3-14 of Regulation S-X

The Company has determined that it is impractical at this time to file audited financial statements of Commerce Point for the year ended December 31, 1996 and unaudited financial statements for the nine months ended September 30, 1997, as prescribed by Rule 3-14 of Regulation S-X. Such statements will be filed by amendment as soon as practicable, but in any event not later than May 5, 1998.

(b) Pro Forma Financial Statements

The Company has determined that it is impractical at this time to file pro forma financial statements for the Company as prescribed by Article 11 of Regulation S-X. Such statements will be filed by amendment as soon as practicable, but in any event not later than May 5, 1998.

(c) Exhibits

None.


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                                     SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   PRIME GROUP REALTY TRUST
                                   -----------------------------
                                   Registrant

                                   /s/  William M. Karnes
                                   -----------------------------
                                   William M. Karnes
                                   Executive Vice President and
                                   Chief Financial Officer

Date:  March 6, 1998